EXHIBIT 11


                                          SALIVA DIAGNOSTIC SYSTEMS, INC.
                                         COMPUTATION OF EARNINGS PER SHARE
                                                    (UNAUDITED)


                              Three months ended June 30,       Six months ended June 30,
                              ---------------------------      --------------------------
                                  2002            2001            2002            2001
                              -----------     -----------     -----------     -----------
Basic earnings:

Net (loss)                    $  (115,707)    $  (135,843)    $  (131,278)    $  (363,532)
                              -----------     -----------     -----------     -----------

Shares:
Weighted common shares
outstanding                     8,929,491       1,203,129       4,999,626       1,176,807
                              -----------     -----------     -----------     -----------

Basic and diluted earnings
(loss) per share              $     (0.01)    $     (0.11)    $     (0.03)    $     (0.31)
                              ===========     ===========     ===========     ===========


   NOTE: All common stock equivalents are anti-dilutive.